UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 11, 2023

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 12b-2 of the Securities Exchange Act of 1934.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Cutera, Inc. with the Securities and Exchange Commission on April 12, 2023 (the “Original Report”) and is being filed in order to provide supplemental disclosure under Item 5.02 regarding compensation information that was unavailable at the time the Original Report and to provide a copy of the Interim CEO Offer Letter (as defined below) as required by Item 9.01 of Form 8-K. The Original Report otherwise remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Sheila Hopkins Interim CEO Offer Letter

As previously reported on April 11, 2023, the Company’s board of directors (the “Board”) appointed Sheila Hopkins as Interim Chief Executive Officer (“CEO”) of the Company. Ms. Hopkins’ employment start date was April 11, 2023, and her employment will continue through the earlier of the date a new CEO commences employment with the Company or December 31, 2023, unless Ms. Hopkins’ employment is earlier terminated by her or the Company. On April 25, 2023, the Company and Ms. Hopkins executed an offer letter regarding her appointment as Interim CEO, a copy of which is attached hereto as Exhibit 10.1 (the “Offer Letter”). Per the terms of the Offer Letter, Ms. Hopkins’ base salary will be $58,066 per month, and Ms. Hopkins will be eligible to receive a discretionary bonus based on the Compensation Committee of the Board’s evaluation of her performance in its sole discretion at the end of her period of employment. Ms. Hopkins will not be entitled to receive any Board compensation during the period of her employment.

Ms. Hopkins’ Offer Letter also contemplates that Ms. Hopkins will receive a restricted stock unit award, within 10 calendar days following April 25, 2023, covering a number of shares of the Company’s Common Stock equal to $375,000 divided by the fair market value of a share of the Company’s Common Stock on the date of grant, rounded up to the nearest whole share. Additionally, within 10 calendar days following July 3, 2023, and the first business day of each of the remaining months of Ms. Hopkins’ employment thereafter, provided she remains the Interim CEO, Ms. Hopkins will receive an additional award of restricted stock units covering a number of shares of the Company’s Common Stock equal to $125,000 divided by the fair market value of a share of the Company’s Common Stock on the date of grant, rounded up to the nearest whole share. Each of Ms. Hopkins’ restricted stock unit awards provided for in her offer letter will be subject to the terms and conditions of the Company’s 2019 Equity

Incentive Plan, as amended (the “2019 Plan”) an award agreement between Ms. Hopkins and the Company thereunder, and will vest on the one year anniversary of the applicable date of grant, subject to Ms. Hopkins remaining a member of the Board through such vesting date. If Ms. Hopkins status as a member of the Board is terminated (i) as a result of Ms. Hopkins’ death or “disability” (as defined in the 2019 Plan) or (ii) by the Company’s stockholders for any reason other than a court of competent jurisdiction determining that Ms. Hopkins has breached her applicable fiduciary duties as a member of the Board under the laws of the State of Delaware, then, subject to the terms of the Offer Letter, 100% of the then-outstanding and unvested restricted stock units subject to Ms. Hopkins’ restricted stock unit awards will accelerate and fully vest on the first regular payroll pay day following the Release Deadline (as defined below). The foregoing acceleration is contingent upon Ms. Hopkins (or for terminations due to her death or disability, Ms. Hopkins’ beneficiary or legal representative, if appliable) executing the Company’s then-standard separation agreement and release of claims (the “Release”) and such Release becoming effective and irrevocable no later than the sixtieth day following such termination (the “Release Deadline”). Ms. Hopkins will not be eligible to receive acceleration of the restricted stock unit awards if Ms. Hopkins resigns from her position as a member of the Board for any reason.

Ms. Hopkins’ Offer Letter also provides that, during the employment term, the Company will promptly reimburse Ms. Hopkins for (i) reasonable business expenses (including, without limitation, meals, car rental and any other local transportation), (ii) reasonable travel expenses between Ms. Hopkins’ permanent residence and her office at the Company (on a weekly basis), and (iii) the reasonable rent and other associated costs incurred by Ms. Hopkins for renting a furnished two bedroom apartment located near the Company’s Brisbane, California offices or, in the alternative, hotel accommodations. In addition, with respect to the reimbursements in subclauses (ii) and (iii) above (the “Relocation Reimbursements”), the Company will provide to Ms. Hopkins an amount or amounts (the “Tax Neutrality Payment”), determined by the Company after consultation with Ms. Hopkins, to be necessary to pay federal, state, and local income and employment taxes, if any, incurred by Ms. Hopkins (x) arising as a result of the Relocation Reimbursements, and (y) arising from the payments made to Ms. Hopkins to cover such taxes.

Ms. Hopkins will not be eligible to participate in any other severance arrangement with the Company.

The foregoing description of the material terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the letter, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Exhibits.

Exhibit No.	Description

10.1	Interim CEO Offer Letter dated April 25, 2023 by and between Cutera, Inc. and Sheila Hopkins.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.
Date: May 1, 2023

	By:	/s/ Vikram Varma
Vikram Varma
Senior Vice President, General Counsel and Compliance Officer